AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             FSI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               MINNESOTA                                         41-1223238
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

       322 LAKE HAZELTINE DRIVE                                     55318
           CHASKA, MINNESOTA                                     (Zip Code)
(Address of principal executive offices)

                             FSI INTERNATIONAL, INC.
                          EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JOEL A. ELFTMANN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                     (Name and address of agent for service)

                                 (612) 448-5440
          (Telephone number, including area code, of agent for service)
                             ______________________

                         CALCULATION OF REGISTRATION FEE

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                                                            Proposed
                                           Proposed          Maximum
    Title of             Amount             Maximum         Aggregate        Amount of
  Securities to           to be         Offering Price      Offering       Registration
  be Registered       Registered(1)     Per Share(1)(2)    Price(1)(2)          Fee
----------------------------------------------------------------------------------------
Common Stock,           200,000
without par value        Shares            $14.6875       $2,937,500.00      $890.16
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) This Registration Statement relates to an additional 200,000 shares of Common Stock to be offered pursuant to the registrant's Employees Stock Purchase Plan, for which 1,000,000 shares of Common Stock have previously been registered pursuant to the registrant's Registration Statements No. 33-33647, No. 33-39920, No. 33-46296 and No. 33-77852.

(2) Estimated solely for the purpose of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices per share of the registrant's Common Stock on January 7, 1997, as reported on the Nasdaq National Market System.

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

                                     PART II

                INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                         FORM S-8 REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statements No. 33-33647, No. 33-39920, No. 33-46296, and No. 33-77852.

ITEM 8.   EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

     EXHIBIT    DESCRIPTION
     -------    -----------
       5        Opinion of Faegre & Benson LLP.

      23.1      Consent of Faegre & Benson LLP (included in Exhibit 5).

      23.2      Consent of KPMG Peat Marwick LLP.

      99 FSI International, Inc. Employees Stock Purchase Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on December 31, 1996.


                                       FSI INTERNATIONAL, INC.


                                       By /s/ Benno G. Sand
                                         ------------------------------------
                                         Its Executive Vice President,
                                             Chief Financial Officer
                                            ---------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                                  Date
---------                      ------                                 ----

/s/ Joel A. Elftmann           Chairman, President, Chief             December 31, 1996
---------------------------    Executive Officer, and
Joel A. Elftmann               Director (Principal Executive
                               Officer)

/s/ Benno G. Sand              Executive Vice President, Chief        December 31, 1996
---------------------------    Financial Officer, and Secretary
Benno G. Sand                  (Principal Financial and
                               Accounting Officer)

/s/ James A. Bernards          Director                               December 31, 1996
---------------------------
James A. Bernards

/s/ Neil R. Bonke              Director                               December 31, 1996
---------------------------
Neil R. Bonke

/s/ Terence W. Glarner         Director                               December 31, 1996
---------------------------
Terence W. Glarner

/s/ Joanna T. Lau              Director                               December 31, 1996
---------------------------
Joanna T. Lau

/s/ Robert E. Lorenzini        Director                               December 31, 1996
---------------------------
Robert E. Lorenzini

/s/ William M. Marcy           Director                               December 31, 1996
---------------------------
William M. Marcy

/s/ Charles R. Wofford         Director                               December 31, 1996
---------------------------
Charles R. Wofford

                                INDEX TO EXHIBITS




Exhibit        Description
-------        -----------

  5            Opinion of Faegre & Benson LLP............................ Filed Electronically

 23.1          Consent of Faegre & Benson LLP (included in Exhibit 5).... Filed Electronically

 23.2          Consent of KPMG Peat Marwick LLP.......................... Filed Electronically

 99            FSI International, Inc. Employees Stock Purchase
               Plan, as amended.......................................... Filed Electronically
